Exhibit 99.2


                CERTIFICATION PURSUANT TO ITEM 8.A.4 OF FORM 20-F


Pursuant to Item 8.A.4 of Form 20-F, we hereby certify that we are not required to comply, in any jurisdiction outside the United States, with the requirement that financial statements be not older than 12 months. We also certify that complying with such requirement would be impracticable and would involve undue hardship.



                                             SANITEC INTERNATIONAL S.A.


                                             By:    /s/ Rainer Simon
                                                    -----------------------
                                             Name   Dr. Rainer Simon
                                             Title: Chief Executive Officer
                                             and Director
                                             Dated: 28th November 2002





                                                                  [SANITEC LOGO]